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                                                                Exhibit - (j)(1)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees and Shareholders
ING VP Natural Resources Trust:

We consent to the use of our report dated February 11, 2005 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                            /s/KPMG LLP



Los Angeles, California
April 8, 2005